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                            SCHEDULE 14A INFORMATION
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                       AMERICA WEST HOLDINGS CORPORATION
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                                        Investor Contact:  Nancy Gore
                                                           Phoenix, AZ (PDT)
                                                           480/698-2843

                                        Media Contact:     Patty Nowack
                                                           Phoenix, AZ (PDT)
                                                           480/693-5729

FOR IMMEDIATE RELEASE:  Monday, May 3, 1999

            AMERICA WEST NAMES NOMINEES FOR ELECTION AS DIRECTORS

        PHOENIX (NYSE:AWA) - America West Holdings Corporation, in its proxy statement filed with the Securities and Exchange Commission, announced that Robert J. Miller and Jeffrey A. Shaw had been nominated as candidates to join the Company's board of directors and will stand for election at the Company's annual meeting held later this month.

        Miller, 54, served as governor of the state of Nevada from 1989 until January 1999. He is currently a senior partner at the Nevada law firm of Jones Vargas. Miller currently serves as a director of the Newmont Mining Corporation, Paging Network, Inc. (PageNet) and Zenith National Insurance Corp. He is also a director of the American Cancer Society Foundation, a member of the Las Vegas Chamber of Commerce Board of Trustees and serves on the U.S. Secretary of Energy Advisory Board.

        Shaw, 34, is managing director of Texas Pacific Group (TPG), an investment firm. Prior to joining TPG, Shaw was a principal of Acadia Partners/Oak Hill Partners, an affiliate of Keystone, Inc. (formerly the Robert
M. Bass Group). Shaw currently serves as a director of Ducati S.p.A, Ducati North America, Inc., Del Monte Foods Company, Favorite Brands International, Inc., and Ryanair Holdings plc.

                                                                more/...
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America West Holdings Corporation
Nominates Directors / 2

        In addition to former Governor Miller and Shaw, America West Executive Vice President W. Douglas Parker, America West Airlines Executive Vice President and Chief Operating Officer Gilbert Mook and John Tierney, already directors of America West, also stand for election. America West directors are elected in three classes.

        The six directors whose terms continue include John Goolsby, richard Schifter, William Franke, Walter Klenz, Richard Kraemer and Denise O'Leary.

        Frederick Bradley is retiring from the Company's board of directors effective upon the election of directors at the 1999 annual meeting. Bradley has served on the Company's board of directors since 1992. James Coulter, a managing partner of Texas Pacific Group and a director since 1994, resigned from the board of directors in April 1999.

        The Company's annual meeting will be held May 20, 1999, at The Regency in New York.

        America West Holdings Corporation is an aviation and travel services company with 1998 sales of $2.0 billion. Wholly owned subsidiary America West Airlines is the nation's ninth largest carrier serving more than 90 destinations in the U.S., Canada and Mexico. The Leisure Company, also a wholly owned subsidiary, is one of the nation's largest tour packagers.

        This press release, as well as releases issued in the past year by America West Holdings and its affiliates, can be accessed on the America West Internet site at www.americawest.com

                                    -AWA-